UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2010

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 21, 2010, Pebblebrook Hotel Trust (the “Company”) held its Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of the trustees of the Company to serve until our 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

(ii)	the ratification of the selection of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2010.

All of the nominees were elected and the ratification to select the independent registered public accountants was approved. The results of the voting were as follows:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Jon E. Bortz	17,964,678	161,072	773,468
Cydney C. Donnell	11,227,890	6,897,860	773,468
Ron E. Jackson	11,227,940	6,897,810	773,468
Martin H. Nesbitt	11,227,890	6,897,860	773,468
Michael J. Schall	18,062,392	63,358	773,468
Earl E. Webb	11,227,890	6,897,860	773,468
Laura H. Wright	18,061,244	64,506	773,468

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
18,803,211	95,935	72

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

May 25, 2010	By:	/s/ Raymond D. Martz

Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary